Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the incorporation by reference in:
(1) Registration Statement (Form S-8 No. 333-201816) pertaining to the 2014 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc. (formerly known as Flex Pharma, Inc.);
(2) Registration Statement (Form S-8 Nos. 333-210283, 333-216534, 333-223499, 333-230104, 333-246310, 333-262896, and 333-269801) pertaining to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc.;
(3) Registration Statement (Form S-3 No. 333-252169) of Salarius Pharmaceuticals, Inc.;
(4) Registration Statement (Form S-1 No. 333-235879) of Salarius Pharmaceuticals, Inc.;
(5) Registration Statement (Form S-1MEF No. 333-236306) of Salarius Pharmaceuticals, Inc.;
(6) Registration Statement (Form S-3 No. 333-265535) of Salarius Pharmaceuticals, Inc.;
(7) Registration Statement (Form S-3 No. 333-266589) of Salarius Pharmaceuticals, Inc.;
(8) Registration Statement (Form S-3 No. 333-272249) of Salarius Pharmaceuticals, Inc.; and
(9) Registration Statement (Form S-1 No. 333-283828) of Salarius Pharmaceuticals, Inc.
of our audit report dated April 16, 2025, with respect to the consolidated financial statements of Decoy Therapeutics, Inc. included in this Current Report on Form 8-K for the years ended December 31, 2024 and 2023.
Our report relating to those financial statements includes an emphasis of matter paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.
Spokane, Washington
August 22, 2025